Exhibit 99.1

Westmoreland Coal Company (719) 442-2600 - Telephone	2 N. Cascade Ave. Colorado Springs, CO 80903

Westmoreland Coal Company Completes
Refinancing of Westmoreland Mining LLC Debt

Colorado Springs, CO – June 26, 2008 — Westmoreland Coal Company (AMEX:WLB) announced today that it has completed the debt refinancing of its wholly-owned subsidiary, Westmoreland Mining LLC, which encompasses the operation of the Beulah, Jewett, Rosebud, and Savage Mines. The new financing, arranged by PNC Capital Markets LLC, consists of a $125 million term loan and a $25 million revolving line of credit with PNC Bank, N.A. The proceeds of the new financing will be used to pay-off existing Westmoreland Mining LLC debt, allow a one-time dividend to Westmoreland Coal Company, and provide adequate liquidity to meet the currently expected needs of the existing Westmoreland Mining LLC operations. “The new financing meets our objectives to better match Westmoreland Mining LLC’s debt amortization payments with cash flows and permits Westmoreland Mining LLC to make the capital investments necessary to meet customer requirements,” commented Keith E. Alessi, Westmoreland’s Executive Chairman.
D.L. Lobb, Westmoreland’s President and CEO, said: “This refinancing is a direct result of the accomplishments made by the Company over the past year and is very beneficial in a number of ways. The improved terms of several of our long-term coal sales contracts, including those at our two largest mines, Jewett and Rosebud, means that about 90% of our coal tons sold by Westmoreland Mining LLC are sold under cost-plus terms or other provisions that cover increases in commodity costs. These solid coal sales contracts provide for predictability of earnings and cash flow and it was this predictability that allowed us to obtain financing that better meets our needs. The size and structure of the financing provides flexibility and additional liquidity to invest in our business, particularly in the area of capital investment in our mining operations.”
Westmoreland Coal Company is the oldest independent coal company in the United States and a developer of highly clean and efficient independent power projects. The Company’s coal operations include coal mining in the Powder River Basin in Montana and lignite mining operations in Montana, North Dakota and Texas. Its current power operations include ownership of the two-unit ROVA coal-fired power plant in North Carolina and an interest in a natural gas-fired power plant in Colorado. Westmoreland is dedicated to meeting America’s dual goals of low-cost power and a clean environment. For more information visit www.westmoreland.com.
     Westmoreland News Release

Forward Looking Statements
Throughout this press release, the Company makes statements which are not historical facts or information and that may be deemed “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. For example, words such as “may,” “will,” “should,” “estimates,” “predicts,” “potential,” “continue,” “strategy,” “believes,” “anticipates,” “plans,” “expects,” “intends,” and similar expressions are intended to identify forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause the actual results, levels of activity, performance or achievements, or industry results, to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, the following: general economic and business conditions; the material weaknesses in the Company’s internal controls over financial reporting identified in the Annual Report on Form 10-K for the year ended December 31, 2007, or our 2007 Form 10-K, and the associated ineffectiveness of the Company’s disclosure controls; health care cost trends; the cost and capacity of the surety bond market; the Company’s ability to pay the preferred stock dividends that are accumulated but unpaid; the Company’s ability to retain key senior management; the Company’s access to financing; the Company’s ability to maintain compliance with debt covenant requirements or obtain waivers from its lenders in cases of non-compliance; the Company’s ability to achieve anticipated cost savings and profitability targets; the Company’s ability to successfully identify new business opportunities; the Company’s ability to negotiate profitable coal contracts, price reopeners and extensions; the Company’s ability to predict or anticipate commodity price changes; the Company’s ability to maintain satisfactory labor relations; changes in the industry; competition; the Company’s ability to utilize its deferred income tax assets; the ability to reinvest cash, including cash that has been deposited in reclamation accounts, at an acceptable rate of return; weather conditions; the availability of transportation; price of alternative fuels; costs of coal produced by other countries; the demand for electricity; the performance of ROVA and the structure of ROVA’s contracts with its lenders and Dominion Virginia Power; the effect of regulatory and legal proceedings; environmental issues, including the cost of compliance with existing and future environmental requirements; the risk factors set forth in our 2007 Form 10-K; the Company’s ability to raise additional capital, as discussed under Liquidity and Capital Resources; and the other factors discussed in Note 18 of our Form 10-Q for the quarter ended March 31, 2008. As a result of the foregoing and other factors, no assurance can be given as to the future results and achievement of the Company’s goals. The Company disclaims any duty to update these statements, even if subsequent events cause its views to change.
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Contact: Diane Jones (719) 442-2600
     Westmoreland News Release